UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2009

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2009, Salix Pharmaceuticals, Inc., a wholly-owned subsidiary of Salix Pharmaceuticals, Ltd., entered into a Development, Commercialization and License Agreement, effective as of September 30, 2009, with Lupin Ltd., a corporation organized under the laws of India, for the development and commercialization of a proposed product incorporating rifaximin and utilizing Lupin’s proprietary bioadhesive drug delivery technology for purposes of gastrointestinal drug delivery.

Salix and Lupin also entered into a Rifaximin Manufacturing and Supply Agreement, referred to as the API Supply Agreement, pursuant to which Lupin committed to supply, and Salix committed to purchase, certain of Salix’s needs for rifaximin.

Under the License Agreement, Lupin granted Salix an exclusive, royalty-bearing license to the bioadhesive rifaximin product for all use in humans in the United States. The license granted to Salix includes the sole right to commercialize the bioadhesive rifaximin product in the United States and the right to grant sublicenses.

As consideration for the rights Salix acquired under the License Agreement, Salix is required to pay Lupin an upfront patent license fee of $5.0 million. Lupin may also receive up to $53.0 million in clinical trial, NDA and regulatory milestone payments, as well as royalty payments based on net sales of licensed products during the royalty term. Royalty rates will be reduced in certain circumstances.

The term of the License Agreement continues until the expiration of the last royalty obligation with respect to the bioadhesive rifaximin product. The royalty term will end upon the date of commercial introduction in the United States of an approved prescription product containing rifaximin and utilizing bioadhesive technology by anyone other than Salix or, if earlier, then the later of (1) 10 years from the first commercial sale of the bioadhesive rifaximin product in the United States and (2) the first date on which there is no longer (i) a Lupin patent or Lupin improvement patent that includes at least one valid claim in the United States or (ii) any data exclusivity with respect to the bioadhesive rifaximin product in the United States. In addition, Salix may terminate the License Agreement at any time if Salix determines that it is not feasible or desirable to pursue the development or commercialization of the bioadhesive rifaximin product. Either party may terminate the License Agreement due to the insolvency of or a material breach of the agreement by the other. Lupin may terminate the License Agreement upon termination of the API Supply Agreement (other than by Salix due to Lupin’s breach). If termination occurs after initial regulatory approval of the bioadhesive rifaximin product, Salix is entitled to a royalty on net sales of the product in the United States by Lupin and its licensees.

Under the License Agreement, Salix and Lupin will establish a joint steering committee to oversee and coordinate the development and other exploitation of the bioadhesive rifaximin product in the United States. Salix has the sole responsibility and authority for clinical trials, regulatory approvals and commercialization of the product in the

United States. The License Agreement also provides for the parties to consult and cooperate in respect of the global development and commercialization of the bioadhesive rifaximin product.

Pursuant to the License Agreement, Salix granted to Lupin an exclusive license and right of reference to Salix information and intellectual property and regulatory documentation resulting from work conducted under the License Agreement with respect to the development and commercialization of the bioadhesive rifaximin product for exploitation of the bioadhesive rifaximin product outside the United States and inside the United States for non-human use. Salix and Lupin will jointly own all improvements jointly developed under the License Agreement, with Salix having the right to exploit such improvements in all human use in the United States and Lupin having the right to exploit such improvements outside the United States or inside the United States for non-human use.

Lupin agrees in the License Agreement that it will not research, develop, market or sell in the United States for human use any prescription or non-prescription pharmaceutical product or dietary supplement or food product that contains rifaximin. Such restrictions will cease to apply upon termination of the API Supply Agreement.

Under the API Supply Agreement, Lupin agrees to manufacture and supply Salix with rifaximin at a set price pursuant to rolling monthly forecasts and quarterly firm forecasts. Effective as of January 1, 2010, Salix must take or pay for rifaximin in an amount equal to not less than 50% of its requirements of rifaximin. For the calendar quarter ending December 31, 2009, Salix commits to pay Lupin an amount equal to the set purchase price for one-eighth of Salix’s rifaximin requirements for calendar year 2009.

Pursuant to the API Supply Agreement, Lupin will not sell rifaximin to anyone else in the United States. Lupin must maintain its current annual manufacturing capacity of rifaximin and the parties have also agreed to certain procedures to be followed in implementing any expansion of Lupin’s manufacturing capacity that may be required to meet Salix’s future needs for rifaximin. If Lupin fails to deliver a certain percentage of Salix’s rifaximin needs within a certain timeframe, then Salix may cancel all or any portion of its order or accept delivery and receive an agreed upon discount on the order. If a delivery is delayed beyond a specified period, then Salix may find another supplier and Lupin will make transfers of technology as appropriate to permit such other manufacturer to manufacture rifaximin and for that purpose will also grant the other manufacturer a royalty-free non-exclusive license to technology controlled by Lupin. If there is a shortage of rifaximin supply, Lupin will apportion its supply first to Salix. Salix will have the right to secure and qualify a second source of rifaximin supply and Lupin will make transfers of technology as appropriate to permit such second source manufacturer to manufacture rifaximin and for that purpose will also grant the second source manufacturer a royalty-free non-exclusive license to technology controlled by Lupin.

The API Supply Agreement has a term of 10 years from the date Salix anticipates requiring commercial supply of rifaximin, unless extended for additional three-year periods at Salix’s option. Salix may terminate the API Supply Agreement if any regulatory authority causes the withdrawal of XIFAXAN® or Salix-authorized generic versions thereof from the United States. Salix also may terminate the API Supply Agreement for any reason or no reason at any time after the earlier of the entry of an unauthorized generic version of XIFAXAN® in the United States and the fourth anniversary of the effective date of agreement. Either party may terminate the API Supply Agreement due to the insolvency of or a material breach of the agreement by the other or if an order of a government authority prevents or delays the continued operation of the API Supply Agreement. Upon the expiration of the API Supply Agreement or if it is terminated by Salix due to Lupin’s breach or insolvency or upon government order, Lupin will promptly make transfers of technology as appropriate to permit another manufacturer designated by Salix to manufacture rifaximin and for that purpose will also grant the other manufacturer a royalty-free non-exclusive license to technology controlled by Lupin.

The descriptions of the License Agreement and the API Supply Agreement provided above are qualified in their entirety by reference to the full and complete terms contained in the License Agreement and the API Supply Agreement, which will be filed as exhibits to Salix’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009.

Item 8.01.	Other Events.

On October 5, 2009, Salix issued a press release announcing its entry into the License Agreement and the API Supply Agreement. A copy of this press release is attached as Exhibit 99.1.

The information in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated October 5, 2009 announcing the License Agreement and API Supply Agreement between Salix Pharmaceuticals, Inc. and Lupin Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: October 5, 2009

/S/ ADAM C. DERBYSHIRE
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer

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